Exhibit 99.1

Rand Worldwide Reports Third Quarter Fiscal 2011 Earnings
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Strong Revenue and Net Income Levels Continue

FRAMINGHAM, MA – May 16, 2011 – Rand Worldwide, Inc. (OTCBB: RWWI), a global provider of technology solutions to organizations with engineering design and information technology requirements, announces financial results for the three and nine months ended March 31, 2011.

The Company reported total consolidated third quarter revenues of $27.4 million for the three months ending March 31, 2011 as compared with $13.5 million for the same period in the prior fiscal year. The prior year amounts reflect only the pre-merger revenues of Rand Worldwide. The overall gross margin percentage reported for the quarter increased to 46.0% due to growth in all revenue categories. Revenues for the nine months ended March 31, 2011 and March 31, 2010 were $65.9 million and $38.5 million, respectively.

Thus, for its third fiscal quarter, the Company reported net income of approximately $2.1 million, or $0.04 per share, compared with a loss of $620,000, or $(0.04) per share for the same period in the prior year. For the nine months ended March 31, 2011, the company reported net income from continuing operations of $1.2 million, or $0.01 per share, compared with a loss of $3.9 million, or $(0.15) for the same period in the prior year.

“We are very pleased to report such positive results for this quarter, especially considering that we were in the midst of integrating our systems and processes following our August 2010 merger. This marks two sequential quarters with strong revenue and net income levels and is an exciting message to take to our employees, customers and investors,” stated Lawrence Rychlak, President and Chief Financial Officer of Rand Worldwide. “These results further solidified our improving balance sheet and significantly added to our overall liquidity and financial strength. Now that our merger and integration efforts are substantially complete, we look forward to executing our operating and strategic plans and delivering added value to our shareholders,” added Mr. Rychlak.

Company Chief Executive Officer Marc Dulude added, “This quarter’s strong revenue numbers were in large part driven by IMAGINiT, our Autodesk software and services business. Our IMAGINiT service business started the new calendar year with significant revenue growth across all of the industries that we serve.” Dulude continued, “In addition, we were also able to report strong year over year revenue growth in other divisions including ASCENT, our courseware division, and our facilities management group. This growth across most of our business units was rewarding and we hope to leverage this momentum as we go into the final quarter of our fiscal year end.”

Conference Call Information
Rand Worldwide will hold a conference call to discuss its second quarter results at 11:00 am ET on May 16, 2011. The dial-in numbers for the conference call are 1 (866) 700-7477 (domestic) or 1 (617) 213-8840 (International), and enter the passcode (95366823). A live, listen-only Webcast of the conference call will be available to all investors in the Investor Relations section of the Company’s Web site.

About Rand Worldwide

Rand Worldwide is one of the world’s leading professional services and technology companies for the engineering community, targeting organizations in the building, infrastructure, and manufacturing industries. The company advances the way organizations design, develop, and manage building, infrastructure, and manufacturing projects. Fortune 500 and Engineering News Record’s Top 100 companies work with Rand Worldwide to gain a competitive advantage through technology consulting, implementation, training, and support services. One of the world’s largest integrators of Autodesk software, the company also provides data archiving based upon solutions from Autonomy, facilities management software from Archibus, CAD and PLM courseware through their ASCENT division and provides training and support solutions on the Dassault Systèmes and PTC products. For more information see (www.rand.com)

Forward-looking Statement
This press release contains forward-looking statements about the expectations, beliefs, plans, intentions, and strategies of Rand Worldwide, Inc. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Statements that are not historical in nature, including those that include the words “goal,” “expect,” “anticipate,” “estimate,” “should,” “believe,” “intend,” and similar expressions, are based on current expectations, estimates and projections about, among other things, the industry and the markets in which Rand Worldwide operates, and they are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including risks and uncertainties discussed in this report; general economic, market, or business conditions; changes in interest rates, and demand for our products and services; changes in our competitive position or competitive actions by other companies; the ability to manage growth; changes in laws or regulations or policies of federal and state regulators and agencies; and other circumstances beyond our control. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or, if substantially realized, will have the expected consequences on our business or operations.